Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Bioanalytical Systems, Inc. of our report dated December 22, 2020, relating to the consolidated financial statements of Bioanalytical Systems, Inc., appearing in the Annual Report on Form 10-K of Bioanalytical Systems, Inc. for the year ended September 30, 2020.

We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ RSM US LLP

Indianapolis, Indiana

February 19, 2021